    As Filed with the Securities and Exchange Commission on  August 3, 2001
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           COCA-COLA ENTERPRISES INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       58-0503352
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                2500 WINDY RIDGE PARKWAY, ATLANTA, GEORGIA 30339
                                 (770) 989-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                              JOHN R. PARKER, JR.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           COCA-COLA ENTERPRISES INC.
                2500 WINDY RIDGE PARKWAY, ATLANTA, GEORGIA 30339
                                 (770) 989-3000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.

                           --------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

                           --------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                           --------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                           --------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                           --------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                Proposed        Proposed
Title of                        maximum         maximum          Amount of
securities to    Amount to be   offering price  aggregate        registration
be registered    registered     per share       offering price   fee
-------------    ------------   -------------   --------------   --------------
Coca-Cola
Enterprises     24,999,996 (1)    $14.40(1)     $359,999,942.40      $90,000
Inc.              shares
common stock,
$1.00 par value

(1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on The New York Stock Exchange on August 1, 2001.

                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
                                August 3, 2001

PROSPECTUS

                               24,999,996 SHARES
                           COCA-COLA ENTERPRISES INC.
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

Certain of our shareowners intend to sell from time to time up to 24,999,996 shares of Coca-Cola Enterprises Inc. common stock, $1.00 par value per share. The selling shareowners, or their respective pledgees, donees, transferees or other successors in interest, have advised us that they propose to offer the shares, from time to time, through brokers in brokerage transactions on The New York Stock Exchange, to underwriters, dealers or others in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareowners may also offer to sell and sell the shares in options transactions. Brokers, dealers and underwriters that participate in the distribution of the shares may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions received by them from any selling shareowner and any profits on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The selling shareowners may be deemed to be underwriters under the Securities Act.

We will not receive any part of the proceeds from the sale of the shares. The selling shareowners will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the selling shareowners' counsel, but the company will bear all other expenses in connection with the offering made under this prospectus.

The common stock is listed on the New York Stock Exchange under the symbol "CCE". On August 1, 2001, the last reported sale price of the common stock on the New York Stock Exchange composite tape was $14.09 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _____________, 2001.

================================================================================

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY
STATEMENT

This prospectus and the documents incorporated into this prospectus by reference contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about the beliefs and expectations of the company, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----
THE COMPANY........................................................    1
SELLING SHAREOWNERS................................................    3
ISSUANCE OF COMMON STOCK TO SELLING SHAREOWNERS....................    4
PLAN OF DISTRIBUTION...............................................    4
USE OF PROCEEDS....................................................    5
VALIDITY OF THE SHARES.............................................    5
EXPERTS............................................................    5
WHERE TO FIND MORE INFORMATION.....................................    5

                                  THE COMPANY

We are the world's largest marketer, distributor and producer of bottled and canned beverages of The Coca-Cola Company.

We were incorporated in 1944 under the laws of Delaware as a wholly owned subsidiary of The Coca-Cola Company and became a public company in 1986. At February 21, 2001, The Coca-Cola Company owned approximately 40% of our common stock.

At December 31, 2000, our bottling territories in North America and in Europe contained approximately 361 million people. We estimate that within our territories approximately 362 billion equivalent cases (192 ounces of finished beverage product) were sold in 2000;

about 92% of this volume consisted of beverages produced and sold under licenses from The Coca-Cola Company.

Our Coca-Cola bottling rights within the United States are perpetual; elsewhere, bottling rights have expiration dates.

Our principal executive offices are located at 2500 Windy Ridge Parkway, Atlanta, Georgia 30339. The telephone number is (770) 989-3000.

Relationship With The Coca-Cola Company

The Coca-Cola Company is our largest shareowner. One director of the company is an executive officer of The Coca-Cola Company and two are former executive officers.

We and The Coca-Cola Company are parties to a number of significant transactions and agreements incident to our respective businesses, and we may enter into additional material transactions and agreements in the future.

We conduct our business primarily under contracts with The Coca-Cola Company. These contracts give us the exclusive right to market, distribute and produce beverage products of The Coca-Cola Company in authorized bottles and cans in specified territories and provide The Coca-Cola Company with the ability, in its sole discretion, to establish prices, terms of payment, and other terms and conditions for the purchase of concentrates and syrups from The Coca-Cola Company. Other significant transactions and agreements relate to, among other things, arrangements for cooperative marketing, advertising expenditures and purchases of sweeteners.

Since 1979, The Coca-Cola Company has assisted in the transfer of ownership or financial restructuring of a majority of its United States bottler operations and has assisted in similar transfers of bottlers operating outside the United States. Certain bottlers and interests therein have been acquired by The Coca-Cola Company, and certain of those have been sold to bottlers, including us, that management of The Coca-Cola Company believes to be the best suited to manage and develop these acquired operations. The Coca-Cola Company has advised us that it may continue this reorganization of its bottler system. In connection with such transactions, The Coca-Cola Company may own all or part of the equity interests of acquired bottlers for varying periods of time.

As a result of matters such as the foregoing, the relationship between The Coca-Cola Company and us may give rise to potential conflicts of interest.

Acquisitions

On July 10, 2001, we acquired Hondo Incorporated and Herbco Enterprises, Inc., bottlers operating in several metropolitan areas, including Chicago, Illinois; Milwaukee, Wisconsin; Indianapolis, Indiana; and Rochester, New York, for a total transaction value (purchase price and acquired debt) of approximately $1.4 billion.

The total cost of all our acquisitions since reorganization in 1986 is approximately $14.6 billion, including assumed and issued debt, where applicable.

We intend to acquire only bottling businesses offering us the ability to increase long-term shareowner value.

                              SELLING SHAREOWNERS

The shares are being offered for the account of the selling shareowners named below. The selling shareowners acquired the shares in exchange for their shares of common stock of Herbco Enterprises, Inc. ("Herbco") and Hondo Incorporated ("Hondo"). Each of the selling shareowners may offer shares in separate transactions or in a single transaction.

The following table sets forth the name of each Selling Shareowner and the number of shares held by each Selling Shareowner.

                                                    Shares        Percent
                                                 Beneficially    of Shares
       Name                                          Owned      Outstanding
       ----                                      ------------   -----------

Marvin J. Herb ...............................    10,681,069        2.54

Herbco II, LLC ...............................     6,170,340           *

Herb Family 1998 Descendants
  Trust dated December 1, 1998,
  Judith Ann Herb, Trustee ...................       583,109           *

Herb Family 1998 Gift Trust
  Dated December 1, 1998,
  Judith Ann Herb, Trustee ...................     7,565,478           *


*less than one percent

                ISSUANCE OF COMMON STOCK TO SELLING SHAREOWNERS

On July 10, 2001, we issued, among other or additional consideration, 24,999,996 shares to the selling shareowners in connection with our acquisition of Herbco and Hondo. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In connection with the acquisition of Herbco and Hondo, we agreed to file a registration statement following the closing of the transactions to cover the shares issued.

                              PLAN OF DISTRIBUTION

The shares may be sold from time to time directly by one or more of the selling shareowners, or their respective pledgees, donees, transferees or other successors in interest, in separate transactions or in a single transaction. Such sales may be made on The New York Stock Exchange, or such other national securities exchange or automated interdealer quotation system on which shares of common stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. The selling shareowners may also offer to sell and sell the shares in option transactions. Alternatively, from time to time one or more of the selling shareowners may offer shares through brokers, dealers or agents who may receive compensation in the form of concessions or commissions from any such selling shareowners, agents and/or the purchasers for whom they may act as agent. If necessary, a supplemental prospectus will describe the method of sale in greater detail. In addition, any of the shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareowners and any such brokers, dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares by them and any associated discounts, commissions or concessions that are received may be deemed to be underwriting compensation under the Securities Act. To the extent a selling shareowner may be deemed to be an underwriter, such selling shareowner may be subject to certain statutory liabilities under the Securities Act, including but not limited to Sections 11 and 12 of the Securities Act.

Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. If applicable, such prices will be determined by agreement between the selling shareowners and any such dealers. The selling shareowners may, from time to time, authorize dealers, acting as the selling shareowners' agents, to solicit offers to purchase shares upon the terms and conditions set forth in any supplemental prospectus. We are not aware of any arrangements or contracts that the selling shareowners have entered into to effect any such transactions in the shares, nor is the company aware of which brokerage firms the selling shareowners may select to effect brokerage transactions.

The selling shareowners and any other person participating in a sale or distribution of shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareowners and any other such person.

We will not receive any part of the proceeds from the sale of the shares. The selling shareowners will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the selling shareowners' counsel, and we will bear all other expenses in connection with the offering and sale of the shares, including filing fees, legal and accounting fees and expenses, printing costs, and other expenses arising out of the preparation and filing of the registration statement and this prospectus.

                                USE OF PROCEEDS

We will not receive any proceeds from the sales hereunder of the shares but will bear certain of the expenses thereof.

                             VALIDITY OF THE SHARES

The validity of the shares is being passed upon for the company by John R. Parker, Jr., Senior Vice President and General Counsel. Mr. Parker owns 27,579 shares of common stock.

                                    EXPERTS

The consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included in or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included in or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                         WHERE TO FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus is part of that registration statement. As permitted by the Commission's rules, this prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we file reports and other information with the Commission. The public may read and copy any reports, proxy and information statements and other information we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically. The address of the site is (http://www.sec.gov). Our common stock is listed on The New York Stock Exchange, and such reports, proxy and information statements and other information concerning the company may also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The following documents are incorporated by reference in this prospectus:

A.  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000,

B. Our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2001 and June 29, 2001,

C. Our Current Reports on Form 8-K dated January 25, 2001, March 29, 2001, April 12, 2001, April 23, 2001, May 1, 2001, June 8, 2001, July 11, 2001, July
17, 2001 and July 23, 2001, and

D. the description of our common stock set forth in our Registration Statement (File No. 01-09300) filed pursuant to Section 12 of the Exchange and any amendment or report filed for the purpose of updating any such description.

All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities are also incorporated by reference into this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus and the prospectus supplement is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Treasurer, Coca-Cola Enterprises Inc., 2500 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339; telephone number (770) 989-3051.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY THE SELLING SHAREOWNERS OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will bear no expenses in connection with any sale or other distribution by the Selling Shareowner of the shares being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

Registration fee....................................................  $ 90,000
Legal fees and expenses.............................................    10,000
Accounting fees and expenses........................................     4,000
Miscellaneous expenses..............................................     1,000
                                                                      --------
            Total..................................................   $105,000
                                                                      ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Sixth of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant to the Registrant or its shareowners for monetary damages for breaches of their fiduciary duties to the full extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL"). Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision, however, has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase in violation of the statute, or obtaining an improper personal benefit.

Article Eleventh of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors, officers and employees to the fullest extent permitted by the GCL. Section 145 of the GCL authorizes indemnification of directors, officers, employees and agents from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation, but, in respect of such an action, only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director, officer, employee or agent of the corporation. The section permits indemnification if the individual acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the individual is adjudged to be liable to the corporation, he may be indemnified for expenses only to the extent that the court finds to be proper. Present or former directors or officers who are successful in defense of any claim against them are entitled to indemnification as of right against expenses reasonably incurred in connection therewith. Otherwise, with respect to current directors or officers, indemnification shall be made (unless otherwise ordered by a court) only if a majority of the disinterested directors, a committee of disinterested directors, independent legal counsel or the shareowners determine that the applicable standard of conduct has been met.
Section 145 authorizes such indemnity for persons who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

The Registrant maintains directors and officers liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

ITEM 16. EXHIBITS.

                                            INCORPORATED BY REFERENCE OR
                                            FILED HEREWITH (THE COMPANY'S
                                            CURRENT, QUARTERLY, AND ANNUAL
                                            REPORTS ARE FILED WITH THE
EXHIBIT                                     SECURITIES AND EXCHANGE
NUMBER       DESCRIPTION                    COMMISSION UNDER FILE NO. 01-09300)
=======      ===========                    ===================================
 4.1--       Restated Certificate of        Exhibit 3 to the Company's
             Incorporation of Coca-Cola     Current Report on Form 8-K
             Enterprises (restated as of    (Date of Report: July 22, 1997);
             April 15, 1992) as amended     Exhibit 3.1 to the Company's
             by Certificate of Amendment    Quarterly Report on Form 10-Q for
             dated April 21, 1997 and       the fiscal quarter ended March 31,
             by Certificate of              2000.
             Amendment dated April 26,
             2000.

 4.2--       Bylaws of Coca-Cola            Exhibit 3 to the Company's
             Enterprises, as amended        Quarterly Report on Form 10-Q
             through April 11, 2001.        for the fiscal quarter ended
                                            March 30, 2001.

 4.3--       Form of Coca-Cola              Exhibit 4.3 to the Company's
             Enterprises' Common            Registration Statement on Form
             Stock certificate.             S-3, No. 333-61891.

 5  --       Opinion of John R. Parker,     Filed herewith.
             Jr.

23.1--       Consent of Ernst &
             Young LLP                      Filed herewith.

23.2--       Consent of John R. Parker,     Included in Exhibit 5.
             Jr.

24.1--       Powers of Attorney.            Filed herewith.

ITEM 17. UNDERTAKINGS.

A. Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Request for Acceleration of Effectiveness.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of August, 2001.

COCA-COLA ENTERPRISES INC.

                                  (registrant)

                By:/s/ LOWRY F. KLINE
                   ---------------------------------------------
                   Lowry F. Kline
                   Vice Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

/s/ LOWRY F. KLINE        Vice Chairman and Chief              August 1, 2001
-----------------------   Executive Officer and
(Lowry F. Kline)          a Director (principal
                          executive officer)

/s/ PATRICK J. MANNELLY   Senior Vice President                August 2, 2001
-----------------------   and Chief Financial
(Patrick J. Mannelly      Officer (principal
                          financial officer)

/s/ MICHAEL P. COUGHLIN   Vice President and                   August 2, 2001
-----------------------   Controller (principal
(Michael P. Coughlin)     accounting officer)

JOHN R. ALM*              President and Chief                  August 1, 2001
-----------------------   Operating Officer and
(John R. Alm)             a Director

S. K. JOHNSTON, JR.*      Chairman and Director                August 1, 2001
-----------------------
(S. K. Johnston, Jr.)

HOWARD G. BUFFETT*        Director                             August 1, 2001
-----------------------
(Howard G. Buffett)

JAMES E. CHESTNUT*        Director                             August 1, 2001
-----------------------
(James E. Chestnut)

JOHN L. CLENDENIN*        Director                             August 1, 2001
-----------------------
(John L. Clendenin)

JOHNNETTA B. COLE*        Director                             August 1, 2001
---------------------
(Johnnetta B. Cole)

J. TREVOR EYTON*          Director                             August 1, 2001
--------------------
(J. Trevor Eyton)

JOSEPH R. GLADDEN, JR.*   Director                             August 1, 2001
----------------------
(Joseph R. Gladden, Jr.)

L. PHILLIP HUMANN*        Director                             August 1, 2001
------------------------
(L. Phillip Humann)

JOHN E. JACOB*            Director                             August 1, 2001
------------------------
(John E. Jacob)

ROBERT A. KELLER*         Director                             August 1, 2001
------------------------
(Robert A. Keller)

JEAN-CLAUDE KILLY*        Director                             August 1, 2001
-------------------------
(Jean-Claude Killy)

                          Director
-------------------------
(Paula G. Rosput)




* By:/s/ JOHN R. PARKER, JR.
     --------------------------------------------
     John R. Parker, Jr.
     Attorney-in-Fact

                               INDEX TO EXHIBITS

                                            INCORPORATED BY REFERENCE OR
                                            FILED HEREWITH (THE COMPANY'S
                                            CURRENT, QUARTERLY, AND ANNUAL
                                            REPORTS ARE FILED WITH THE
EXHIBIT                                     SECURITIES AND EXCHANGE
NUMBER       DESCRIPTION                    COMMISSION UNDER FILE NO. 01-9300)
=======      ===========                    ==================================

 4.1--       Restated Certificate of        Exhibit 3 to the Company's
             Incorporation of Coca-Cola     Current Report on Form 8-K
             Enterprises (restated as of    (Date of Report: July 22, 1997);
             April 15, 1992) as amended     Exhibit 3.1 to the Company's
             by Certificate of Amendment    Quarterly Report on Form 10-Q for
             dated April 21, 1997 and       the fiscal quarter ended March 31,
             by Certificate of              2000.
             Amendment dated April 26,
             2000.

 4.2--       Bylaws of Coca-Cola            Exhibit 3 to the Company's
             Enterprises, as amended        Quarterly Report on Form 10-Q
             through April 11, 2001.        for the fiscal quarter ended
                                            March 30, 2001.

 4.3--       Form of Coca-Cola              Exhibit 4.3 to the Company's
             Enterprises' Common            Registration Statement on Form
             Stock certificate.             S-3, No. 333-61891.

 5  --       Opinion of John R. Parker,     Filed herewith.
             Jr.

23.1--       Consent of Ernst &             Filed herewith.
             Young LLP.

23.2--       Consent of John R. Parker,     Included in Exhibit 5.
             Jr.

24.1--       Powers of Attorney.            Filed herewith.